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                                   EXHIBIT 99

For more information contact:
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Barbara Bolens (414) 438-6940


BRADY CORPORATION ANNOUNCES SHARE BUYBACK PROGRAM

         MILWAUKEE (September 13, 2005)--Brady Corporation (NYSE:BRC), a world leader in identification solutions and precision die-cut materials announced today that its Board of Directors authorized a share buyback program for up to 800,000 shares of the Company's common stock. The share repurchase plan may be implemented from time to time on the open market or in privately negotiated transactions, with repurchased shares available for use in connection with the Company's Stock Option Plan and for other corporate purposes.

         Brady Corporation is an international manufacturer and marketer of complete identification solutions and specialty materials that help customers increase safety, security, productivity and performance. Its products include high-performance labels and signs, printing systems and software, label-application and data-collection systems, safety devices and precision die-cut materials. Founded in 1914, the company is the provider of choice to more than 300,000 customers in electronics, telecommunications, manufacturing, electrical, construction, education and a variety of other industries. Brady is headquartered in Milwaukee and employs more than 4,500 people in operations in the United States, Europe, Asia/Pacific, Latin America and Canada.

         More information is available on the Internet at www.bradycorp.com.

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This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Acts of 1995 - that is, statements related to future, not past events. In this context forward-looking statements often address our expected future business and financial performance, and often contain certain words such as "expect", "anticipate", "intend", "plan", "believe", "seek", "will", or "may". Forward-looking statements by their nature address matters that are, to different degrees uncertain. For us, uncertainties arise from future financial performance of major markets we serve which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; future integration of and performance of acquired businesses; fluctuations in currency rates versus the US dollar; technology changes; interruptions to sources of supply; business interruptions due to implementing business systems; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature and those identified in reports we file with the SEC. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.